Exhibit 23.2

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_________) pertaining to the PersonaLogic, Inc. 1996 Stock Plan (also known as Consumers Edge, Inc. 1996 Stock Plan) of our report dated September 25, 1998, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                /S/ERNST & YOUNG LLP
                                                Ernst & Young LLP

Vienna, Virginia
December 3, 1998